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                                                                    EXHIBIT 23.1

                      [LETTERHEAD OF GOLDMAN, SACHS & CO.]

PERSONAL AND CONFIDENTIAL
-------------------------

October 17, 2000


Board of Directors
The Advest Group, Inc.
90 State House Square
Hartford, CT 06193

Re: Registration Statement on Form S-4 (Registration No. 333-46798) of The MONY Group


Madame and Gentlemen:

Reference is made to our opinion letter dated August 23, 2000 as to the fairness from a financial point of view to the holders (other than The MONY Group Inc. ("Parent") or any of its subsidiaries) of the outstanding shares of Common Stock, par value $0.01 per share (the "Shares") of The Advest Group, Inc. (the "Company") of the Consideration (as defined in the opinion letter) to be received for the Shares, in the aggregate, pursuant to the Agreement and Plan of Merger, dated as of August 23, 2000, among Parent, MONY Acquisition Corp., a wholly-owned subsidiary of Parent, and the Company.

The foregoing opinion letter was provided for the information and assistance of the Board of Directors of the Company in connection with the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, or is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that Parent has determined to include our opinion in the above-referenced Registration Statement.

In that regard, we hereby consent to the reference to the opinion of our Firm under the captions "Summary--Opinion of Financial Advisor," and "The Merger--Opinion of Advest's Financial Advisor" and to the inclusion of the foregoing opinion in the Proxy Statement/Prospectus included in the above-mentioned Registration Statement.

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The Advest Group, Inc.
October 17, 2000
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In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,


/s/ Goldman, Sachs & Co.
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Goldman, Sachs & Co.